KPMG Peat Marwick LLP

                   225 Market Street
                   Suite 300
                   P.O. Box 1190
                   Harrisburg, PA 17108-1190

The Board of Directors
Harris Financial, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-36087) on Form S-8 of Harris Financial, Inc. of our report dated January 21, 1997, relating to the consolidated statement of financial condition of Harris Savings Bank and subsidiaries as of December 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two year period ended December 31, 1996, which report appears in the December 31, 1997 annual report on Form 10-K of Harris Financial, Inc. Harris Savings Bank changed its method of accounting for mortgage servicing rights in 1996 to adopt the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights."

                                                           KPMG Peat Marwick LLP

March 19, 1998